EX-99.906CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT


Clifford E. Lai, Principal Executive Officer, and Thomas F. Doodian, Principal Financial Officer, of THE HYPERION TOTAL RETURN FUND, INC. (the "Fund"), each certify as evidenced below that:

     1.  The  N-CSR  of  the  Fund  (the  "Report")   fully  complies  with  the
         requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated:  February 9, 2005              /s/ Clifford E. Lai
                                      _______________________________________
                                      Clifford E. Lai
                                      President and Principal Executive Officer
                                      THE HYPERION TOTAL RETURN FUND, INC.



Dated:  February 9, 2005              /s/ Thomas F. Doodian
                                      _______________________________________
                                      Thomas F. Doodian
                                      Treasurer and Principal Financial Officer
                                      THE HYPERION TOTAL RETURN FUND, INC.


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to THE HYPERION TOTAL RETURN FUND, INC. and will be retained by THE HYPERION TOTAL RETURN FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.